EXHIBIT 32.1

uBid.com Holdings, Inc.

CERIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that:

1.   The Quarterly Report on Form 10-Q of uBid.com Holdings, Inc. for the period ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of uBid.com Holdings, Inc.

Date: May 12, 2006                                            /s/ Robert H. Tomlinson, Jr.
                                    By: Robert H. Tomlinson, Jr.
                    President and Chief Executive Officer